                                                                  Exhibit 10 (f)
                            FOURTH AMENDMENT TO THE
                           SIGMA-ALDRICH CORPORATION
                           SHARE OPTION PLAN OF 1987

     This Fourth Amendment to the Sigma-Aldrich Corporation Share Option Plan of 1987 is hereby adopted by Sigma-Aldrich Corporation (the "Company") effective as of February 20, 2001.

          WHEREAS, the Company established its Share Option Plan of 1987 (the "Plan") to provide for the granting of options to purchase common stock of the Company to certain key employees of the Company and its subsidiaries;

          WHEREAS, Paragraph 15 of the Plan provides that the Board of Directors may make such amendments and modifications as it deems advisable, in its sole discretion, subject to certain exceptions;

          WHEREAS, the Board of Directors desires to amend the Plan to provide that options shall become vested and exercisable upon (i) termination of employment by retirement or (ii) termination of employment by reason of death or disability, subject to the terms and conditions of the Plan; and

          WHEREAS, the Plan provides that each option shall be exercisable in such manner, at such time or times and subject to such conditions or limitations as shall be fixed by the Compensation Committee of the Board (the "Committee"), in its sole discretion at the time such option is granted or after the time an option is granted;

          NOW, THEREFORE, the following amendments and modifications are hereby made a part of the Plan:

     1. The first three sentences of Paragraph 6 are hereby deleted and replaced with the following:

          "Except as provided in Paragraph 8, no option granted under this Plan may be exercised prior to the expiration of twelve (12) months from the date it is granted. The Committee may specify a longer period of time during which an option may not be exercised at the time each option is granted. Any period of non-exercise (whether shortened as provided in Paragraph 8 or lengthened as provided in the preceding sentence) is hereinafter referred to as the 'Non-exercise Period.'"

     2.   Paragraph 8(a) is hereby deleted and replaced with the following:

          "(a)  Termination of Employment During the Non-exercise Period
                --------------------------------------------------------

          "Except as provided in Paragraph 8(b) hereof, if, during the Non-exercise Period, the optionee's employment with the Company and every subsidiary of the Company shall terminate for any reason, the optionee's right to exercise the option shall terminate and all rights thereunder shall cease."

     3. The first three paragraphs of Paragraph 8(b)(i) are hereby deleted and replaced with the following:

          "If the Non-exercise Period shall have elapsed and the optionee's employment with the Company and every subsidiary of the Company shall have been terminated by the Company thereafter without cause (as hereinafter defined) or shall terminate because of the retirement of an optionee on a permitted Retirement Date from the Company and all subsidiaries, the optionee shall have the right to exercise the unexercised portion of the option at any time during a period of twelve (12) months after the date of termination or retirement, in whole or in part, (x) in the case of termination of the optionee's employment by the Company without cause, to the extent the optionee could have exercised such option had he remained in the employ of the Company during the twelve (12) month period or (y) in the case of termination because of retirement of an optionee on a permitted Retirement Date, to the extent of any or all the options held by the optionee, whether or not the Non-exercise Period shall have elapsed with respect to such options. If a subsidiary of the Company ceases to be a subsidiary of the Company, an optionee who is employed by such former subsidiary and is no longer employed by either the Company or any current subsidiary of the Company shall be deemed to have terminated employment with the Company and every subsidiary of the Company and such termination shall be deemed to have been made by the Company without cause. The unexercised portion of the option shall terminate no later than twelve (12) months after an optionee ceases to be an employee for any of the foregoing reasons, and any unexercised portion shall terminate immediately if and when the optionee becomes an employee, agent or principal of a competitor of the Company or of any subsidiary of the Company without the consent of the Company.

          "If an optionee dies within such twelve (12) month period at a time when the optionee is not an employee, agent or principal of a competitor of the Company or of any subsidiary (or when the Company has consented to such relationship with a competitor), the option may be exercised at any time during the period of twelve (12) months after the date of the death of the optionee by his designee, (x) in the case of termination of the optionee's employment by the Company without cause, for the number of Shares which the deceased optionee could have acquired by the exercise of such option had the deceased optionee survived for the twelve (12) month period, without regard to the requirement of exercise within twelve (12) months after termination of employment or (y) in the case of termination because of retirement of an optionee on a permitted Retirement Date, for the number of Shares subject to any or all the options held by the deceased optionee, whether or not the Non-exercise Period shall have elapsed with respect to such options, without regard to the requirement of exercise within twelve (12) months after termination of employment.

          "The Committee may, in its sole and absolute discretion, amend existing options to conform to the provisions of this Paragraph 8(b)(i) as amended."

     4.   Paragraph 8(b)(ii) is hereby deleted and replaced with the following:

          "(ii)  By Death or Permanent and Total Disability
                 ------------------------------------------

          "If an optionee dies or is totally and permanently disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code) while in the employ of the Company or any subsidiary, the option may be exercised by the optionee or by his personal representative at any time during the twelve (12) month period after the date of such death or disability for the total number of Shares subject to such person's options, whether or not the Non-exercise Period shall have elapsed with respect to such options."

     5. In all other respects, the Plan, as amended, is hereby ratified and confirmed.

          IN WITNESS WHEREOF, the Company has executed this Fourth Amendment to the Share Option Plan of 1987 as of the day and year first above written.

                                   SIGMA-ALDRICH CORPORATION


                                   By   /s/ David R. Harvey
                                        -------------------
                                        President